Exhibit 99.2

POWER OF ATTORNEY

The undersigned hereby appoints Timothy J. Maguire their true and lawful attorney-in fact and agent to execute and file with the Securities and Exchange Commission any Schedule 13D, Schedule 13G, Form 3, Form 4, Form 5, any settlement agreement, any amendments to any of the foregoing and any related documentation which may be required to be filed in their individual capacity as a result of the undersigned’s beneficial ownership of, or participation in a group with respect to, securities directly or indirectly beneficially owned by the 2020 Timothy J. Maguire Investment Trust or any of its respective affiliates, and granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing which he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 6th day of April, 2021.

/s/ Christopher J. Maguire
CHRISTOPHER J. MAGUIRE

/s/ Megan Maguire Nicoletti
MEGAN MAGUIRE NICOLETTI